                                                                    Exhibit 4.29


Note No.                      Agent's Name                   J.P. MORGAN CHASE & CO.
--------                      ------------                   -----------------------
Principal Amount              Commission                     MEDIUM-TERM NOTE PROGRAM



Maturity Date                 Settlement Date                The Chase Manhattan Bank
                                                          Paying and Authenticating Agent


Trade Date                    Taxpayer I.D. No.                450 West 33rd Street
                                                             New York, New York 10001


Name and Address
 of Registered Owner                                          Bankers Trust Company
                                                                    Trustee

                                                                Four Albany Street
                                                             New York, New York 10006




REGISTERED                                                            REGISTERED

                             J.P. MORGAN CHASE & CO.
                 FLOATING RATE SENIOR MEDIUM-TERM NOTE, SERIES C

No.                                                      $


ORIGINAL ISSUE DATE:         INITIAL INTEREST RATE:      MATURITY DATE:
____________________         ______________________      ________________
INTEREST RATE BASIS:         INDEX MATURITY:                SPREAD:     +____
___   CD Rate                 ___   Federal Funds                       -____
___   Commercial Paper        ___   30 days/1 month
      Rate                    ___   90 days/3 months        SPREAD
___   Federal Funds           ___   180 days/6 months       MULTIPLIER:
      Rate                    ___   1 year                  ____________________
___   LIBOR Reuters           ___   years
___   LIBOR Telerate
___   Prime Rate              INDEX CURRENCY:               DATE OF
___   Treasury Rate           ________________              COMMENCEMENT OF
___   CMT Rate                ________________              INTEREST RATE
                                                            BASIS (if other
CALCULATION AGENT:            DESIGNATED                    than Original
The Chase                     LIBOR OR CMT PAGE:            Issue Date):

Manhattan Bank                             ____________________          __________________


MAXIMUM INTEREST RATE,                        INTEREST PAYMENT PERIOD:
IF ANY: _____________                         ____________________________________________
________________________                          (monthly, quarterly or semi-annually)

MINIMUM INTEREST RATE,
IF ANY: _____________



INTEREST PAYMENT DATES:                       INTEREST RATE RESET PERIOD:
________________________                      ____________________________________________
________________________                       (daily, weekly, monthly, quarterly, semi-
________________________                               annually or annually)
________________________
________________________
________________________
________________________
________________________



INTEREST DETERMINATION                        INTEREST RESET DATES: ______________________
DATES: __________________________             ___________________________________________
_________________________________             ___________________________________________
_________________________________             ___________________________________________
_________________________________             ___________________________________________
_________________________________             ___________________________________________
_________________________________             ___________________________________________
_________________________________             ___________________________________________

REPAYMENT PROVISIONS,                         INTEREST CALCULATION DATES:
IF ANY: __________________________            ___________________________________________
_________________________________             ___________________________________________
_________________________________             ___________________________________________
_________________________________             ___________________________________________
_________________________________             ___________________________________________
_________________________________             ___________________________________________
_________________________________             ___________________________________________


REDEMPTION DATES AND PRICES,                  RECORD DATES:
IF ANY: __________________________             ___________________________________________
_________________________________             ___________________________________________
_________________________________             ___________________________________________
_________________________________             ___________________________________________
_________________________________             ___________________________________________
_________________________________             ___________________________________________
_________________________________             ___________________________________________



                                              OTHER PROVISIONS:

                                              ___________________________________________
                                              ___________________________________________

                                     ___________________________________________
                                     ___________________________________________
                                     ___________________________________________

         This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of Cede & Co., the nominee of The Depository Trust Company (the "Depositary"). This Global Security is exchangeable for Securities registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in such limited circumstances. The Depositary will not sell, assign, transfer or otherwise convey any beneficial interest in this Global Security unless such beneficial interest is in an amount equal to an authorized denomination for Securities of this series, and the Depositary, by its acceptance hereof, agrees to be so bound.

            Unless this Security is presented by an authorized representative of the Depositary to J.P. Morgan Chase & Co. or its agent for registration of transfer, exchange or payment, and any Security issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of the Depositary (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of the Depositary), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

            J.P. Morgan Chase & Co., a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to

                                   CEDE & CO.

or registered assigns, the principal sum of
                                                                DOLLARS

on the Maturity Date shown above, and to pay interest thereon at a rate per annum equal to the Initial Interest Rate shown above until the first Interest Reset Date shown above following the Original Issue Date shown above and thereafter at a rate determined in accordance with the provisions set forth below under the heading "Determination of CD Rate", "Determination of Commercial Paper Rate", "Determination of Federal Funds Rate", "Determination of LIBOR", "Determination of Prime Rate", "Determination of Treasury Rate" or "Determination of CMT Rate", depending upon whether the Interest Rate Basis is the CD Rate, Commercial Paper Rate, Federal Funds Rate, LIBOR, Prime Rate, Treasury Rate or CMT Rate as indicated above, until the principal hereof is paid or duly made available for payment.

     The Company will pay interest monthly, quarterly or semi-annually as shown above under "Interest Payment Period", commencing with the first Interest Payment Date shown above next succeeding the Original Issue Date, and on the Maturity Date; provided, however, that if the Original Issue Date is between a Regular Record Date and an Interest Payment Date, interest payments will commence on the Interest Payment Date following the next succeeding Regular Record Date; and provided, further, however, that if an Interest Payment Date (other than the Maturity Date) would fall on a day that is not a Business Day (as defined below), such Interest Payment Date shall be the following day that is a Business Day, except that, in the case the Interest Rate Basis is LIBOR, as indicated by the box marked above, if the following Business Day falls in the next calendar month, such Interest Payment Date shall be the next preceding day that is a Business Day. As used herein, "Business Day" means any day other than
(i) a Saturday, Sunday or other day that, in New York City, banking institutions generally are authorized or required to close and (ii) in case the Interest Rate Basis is LIBOR, a day that is not a London Business Day. As used herein, "London Business Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market. In the event the Maturity Date falls on a day that is not a Business Day, payment of principal, premium, if any, and interest will be paid on the next succeeding Business Day, with the same force and effect as if made on the Maturity Date and no interest will accrue from and after the Maturity Date. Except as provided above and in the Indenture referred to below, interest payments will be made on the Interest Payment Dates shown above. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities of this series) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth day (whether or not a Business Day) next preceding such Interest Payment Date, provided, however, that interest payable on the Maturity Date, or upon earlier redemption or repayment, if any, will be payable to the Person to whom principal shall be payable. Any such interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the registered Holder hereof on such Regular Record Date, and may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall have been given to Holders of Securities of this series not less than 10 days prior to such Special Record

Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

      Funds for the payment of the principal of (and premium, if any) and interest on this Security on any Interest Payment Date and at the Maturity Date will be made available to the Paying Agent. As soon as possible thereafter, the Paying Agent will pay such funds to the Depositary, and the Depositary will allocate and pay such funds to the owners of beneficial interests in this Security in accordance with its existing operating procedures.

      This Security is one of a duly authorized series of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture dated as of December 1, 1989 (herein called the "Indenture"), between the Company and The Chase Manhattan Bank (National Association) and succeeded to by Bankers Trust Company, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated as the Senior Medium-Term Notes, Series C of the Company. The Securities may mature at different times, bear interest at different rates, be denominated in different currencies and be redeemable at different times or not at all.

      Except as provided herein, this Security is not redeemable prior to the Maturity Date. If this Security is redeemable, it may be redeemed at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, on the dates or on or after the date set forth above at the percentage or percentages of the principal amount set forth above plus accrued and unpaid interest to the date fixed for redemption.

      Commencing with the first Interest Reset Date specified above following the Original Issue Date of this Security, the rate at which interest on this Security is payable shall be adjusted daily, weekly, monthly, quarterly, semi-annually or annually as shown above under "Interest Rate Reset Period"; provided, however, that (unless (i) the Interest Rate Reset Period specified above is daily or weekly or (ii) otherwise specified above) the interest rate in effect hereon for the 10 days immediately prior to the Maturity Date shall be that in effect on the 10th day preceding the Maturity Date. Each such adjusted rate shall be applicable on and after the Interest Reset Date to which it relates to but not including the next succeeding Interest Reset Date or until the

Maturity Date, as the case may be. Subject to applicable provisions of law and except as specified herein, commencing on each Interest Reset Date, the rate of interest on this Security shall be the rate determined in accordance with the provisions of the applicable heading below.

      Determination of CD Rate. If the Interest Rate Basis is CD Rate, as indicated above, the rate of interest hereon shall equal:

            (a) the rate on the Interest Determination Date specified above for negotiable certificates of deposit having the Index Maturity specified above (i) as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates", or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)"), under the heading "CDs (secondary market)", or (ii) if such rate is not so published by 3:00 P.M., New York City time, on the Calculation Date (as specified above) pertaining to such Interest Determination Date, then as published in the daily update of H.15(519), available through the website of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/h15/update, or any successor site or publication ("H.15 Daily Update"), under the heading "CDs (secondary market)" or in another recognized electronic source used for the purpose of displaying such rate; or

            (b) if neither of such rates is published by 3:00 P.M., New York City time, on such Calculation Date, the rate calculated by the Calculation Agent to be the arithmetic mean (rounded to the nearest .00001% with .000005% rounded upwards) of the secondary market offered rates as of 10:00 A.M., New York City time, on such Interest Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York City selected by the Calculation Agent for negotiable U.S. dollar certificates of deposit of major United States money-center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity (as specified above) in a denomination of $5,000,000;

in each case, as such rate is adjusted by the addition or subtraction of the Spread, if any, specified above, or by multiplication of the Spread Multiplier, if any, specified above; provided, however, that if subparagraph (b) above is applicable and fewer than three dealers selected by the Calculation Agent are quoting as mentioned in such subparagraph, the interest rate in effect hereon until the Interest Reset Date next succeeding such Interest Reset Date shall be the rate hereon in effect on the Interest Determination Date next preceding such Interest Reset Date.

      Determination of Commercial Paper Rate. If the Interest Rate basis is Commercial Paper Rate, as indicated above, the rate of interest hereon shall equal:

            (a) the Money Market Yield (as defined herein) on the Interest Determination Date specified above for commercial paper having the Index Maturity shown above (i) as published in H.15(519) under the heading "Commercial paper - Nonfinancial" or (ii) if such yield is not so published by 3:00 P.M., New York City time, on the Calculation Date (as specified above) pertaining to such Interest Determination Date, then as published in H.15 Daily Update under the heading "Commercial paper - Nonfinancial" or in another recognized electronic source used for the purpose of displaying such rate; or

            (b) if neither of such yields is published by 3:00 P.M., New York City time, on such Calculation Date, the rate calculated by the Calculation Agent to be the Money Market Yield of the arithmetic mean (rounded to the nearest .00001% with .000005% rounded upward) of the offered rates, as of 11:00 A.M., New York City time, on such Interest Determination Date, of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper of the Index Maturity placed for a nonfinancial issuer whose bond rating is "Aa", or the equivalent, from a nationally recognized statistical rating organization;

in each case, as such rate is adjusted by the addition or subtraction of the Spread, if any, specified above, or by multiplication by the Spread Multiplier, if any, specified above; provided, however, that if subparagraph (b) above is applicable and fewer than three dealers selected by the Calculation Agent are quoting as mentioned in such subparagraph, the interest rate in effect hereon until the Interest Reset Date next succeeding such Interest Reset Date shall be the rate hereon in effect on the Interest Determination Date next preceding such Interest Reset Date.

      "Money Market Yield" shall be the yield (expressed as a percentage rounded to the nearest .00001% with .000005% rounded upward) calculated in accordance with the following formula:

      Money Market Yield =        D x 360             x 100
                           ---------------------
                               360 - (D x M)

where "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

      Determination of Federal Funds Rate. If the Interest Rate Basis is the Federal Funds Rate, as indicated above, the rate of interest hereon shall equal

            (a) the rate on the Interest Determination Date specified above for Federal Funds (i) as published in H.15(519) under the heading "Federal funds (effective)", as that rate is displayed on Bridge Telerate, Inc. (or any successor service) on page 120 (or any other page that replaces such page on such service for the purpose of displaying the Federal funds (effective) rate as reported in H.15(519)), or (ii) if such rate is not so published by 3:00 P.M., New York City time, on the Calculation Date (as specified above) pertaining to such Interest Determination Date, then as published in H.15(519) under the heading "Federal funds (effective)", or
      (iii) if such rate is not so published by 3:00 P.M., New York City time, on such Calculation Date, then as published in H.15 Daily Update under the heading "Federal funds (effective)" or in another recognized electronic source used for the purpose of displaying such rate; or

            (b) if none of such rates is published by 3:00 P.M., New York City time, on such Calculation Date, the rate calculated by the Calculation Agent to be the arithmetic mean (rounded to the nearest .00001% with .000005% rounded upwards) of the rates for the last transaction in overnight Federal funds arranged by three leading brokers of Federal funds transactions in The City of New York selected by the Calculation Agent as of 9:00 A.M., New York City time, on such Interest Determination Date;

in each case, as such rate is adjusted by the addition or subtraction of the Spread, if any, specified above, or by multiplication by the Spread Multiplier, if any, specified above; provided, however, that if subparagraph (b) above is applicable and fewer than three brokers selected by the Calculation Agent are quoting as mentioned in such subparagraph, the interest rate in effect hereon until the Interest Reset Date next succeeding such Interest Reset Date shall be the rate hereon in effect on the Interest Determination Date next preceding such Interest Reset Date.

      Determination of LIBOR.

            (a) if the Interest Rate Basis is LIBOR Telerate, as indicated above, the rate of interest hereon shall equal the rate for deposits in the Index Currency having the Index Maturity shown above, commencing on the second London Business Day immediately following the applicable Interest Determination Date that appears on the Designated LIBOR Page

      (as defined below) as of 11:00 A.M. London time, on such Interest Determination Date, as such rate is adjusted by the addition or subtraction of the Spread, if any, specified above, or by multiplication by the Spread Multiplier, if any, specified above; or

            (b) if the Interest Rate Basis is LIBOR Reuters, as indicated above, the rate of interest hereon shall equal the arithmetic mean (as calculated by the Calculation Agent and rounded to the nearest .00001% with .000005% rounded upwards) of offered rates for deposits in the Index Currency having the Index Maturity, each as shown above, commencing on the second London Business Day immediately following the Interest Determination Date specified above, which appear on the Designated LIBOR Page as of 11:00 A.M., London time, on such Interest Determination Date (unless the Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate shall be used), as such rate is adjusted by the addition or subtraction of the Spread, if any, specified above, or by multiplication by the Spread Multiplier, if any, specified above;

provided, however, that if less than the required number of rates (as specified in subparagraph (a) or (b) above, as applicable) so appear, the Calculation Agent shall request the principal London office of each of four major banks in the London interbank market selected by the Calculation Agent to provide a quotation of the rate offered to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such Interest Determination Date on deposits in the Index Currency having the Index Maturity, each as specified above, commencing on the second London Business Day immediately following such Interest Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time and the rate of interest hereon shall equal:

            (i) if at least two quotations are provided, the arithmetic mean of such quotations (as calculated by the Calculation Agent and rounded to the nearest .00001% with .000005% rounded upwards); or

            (ii) if less than two quotations are provided, the arithmetic mean (as calculated by the Calculation Agent and rounded to the nearest .00001% with .000005% rounded upwards) of the rates quoted at approximately 11:00 A.M., New York City time, on such Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent for loans in the Index Currency to leading European banks having the Index Maturity specified above commencing on the second London Business Day immediately following such Interest Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time;

      in either case, adjusted by the addition or subtraction of the Spread, if any, specified above, or by multiplication by the Spread Multiplier, if any, specified above, provided, however, that if subparagraph (ii) is applicable and fewer than three banks selected by the Calculation Agent are quoting as mentioned in such subparagraph, the interest rate in effect hereon until the Interest Reset Date next succeeding the Interest Reset Date to which such Interest Determination Date relates shall be the rate in effect hereon on the Interest Determination Date next preceding such Interest Reset Date.


      "Designated LIBOR Page" means (a) if the Interest Rate Basis specified above is LIBOR Telerate, the display on Bridge Telerate, Inc. for the purpose of displaying the London interbank rates of major banks for the Index Currency specified above and (b) if the Interest Rate Basis specified above is LIBOR Reuters, the display on the Reuters Money Rates Services for the purpose of displaying the London interbank rates of major banks for the Index Currency specified above.

      Determination of Prime Rate. If the Interest Rate Basis is Prime Rate, as indicated above, the rate of interest hereon shall equal:

            (a) the rate on the Interest Determination Date specified above as the prime rate or base lending rate (i) as published in H.15(519) under the heading "Bank prime loan" or (ii) if such rate is not published by 3:00 P.M., New York City time, on the Calculation Date (as specified above) pertaining to such Interest Determination Date, then as published in H.15 Daily Update under the heading "Bank prime loan" or in another recognized electronic source used for the purpose of displaying such rate; or

            (b) if such rates are not published by 3:00 P.M., New York City time, on the Calculation Date (as specified above) pertaining to such Interest Determination Date, the rate calculated by the Calculation Agent to be the arithmetic mean (rounded to the nearest .00001% with .000005% rounded upwards) of the rates of interest publicly announced by each bank that appears on the Reuters Screen US Prime 1 Page (as defined below) as such bank's prime rate or base lending rate for such Interest Determination Date; or

            (c) if fewer than four such rates appear on the Reuters Screen US Prime 1 Page on such Interest Determination Date, the rate calculated by the Calculation Agent to be the arithmetic mean (rounded to the nearest .00001% with .000005% rounded upwards) of the prime rates or base lending rates (quoted on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on such Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent;

in each case, as such rate is adjusted by the addition or subtraction of the Spread, if any, specified above, or by multiplication by the Spread Multiplier, if any, specified above; provided, however, that if subparagraph (c) above is applicable and fewer than three banks selected as aforesaid by the Calculation Agent are quoting as mentioned in such subparagraph, the interest rate in effect until the Interest Reset Date next succeeding such Interest Reset Date shall be the rate hereon in effect on the Interest Determination Date next preceding such Interest Reset Date.

      "Reuters Screen US Prime 1 Page" means the display page designated as page "US Prime 1" on the Reuters Monitor Money Rates Service (or such other page as may replace the US Prime 1 page on that service) for the purpose of displaying prime rates or base lending rates of major United States banks.

      Determination of Treasury Rate. If the Interest Rate Basis is Treasury Rate, as indicated above, the rate of interest hereon shall equal:

            (a) the rate on the Interest Determination Date specified above for the most recent auction of direct obligations of the United States ("Treasury bills") having the Index Maturity shown above:

                  (i) as displayed on Bridge Telerate, Inc. (or any successor service) on page 56 or 57 (or any other page that replaces the applicable page on that service for the purpose of displaying the rate for the most recent auction of Treasury bills) under the heading "INVESTMENT RATE"; or

                  (ii) if such rate is not displayed by 3:00 P.M., New York City time, on the Calculation Date (as specified above) pertaining to such Interest Determination Date, then as published in H.15 Daily Update under the caption "U.S. Government Securities -- Treasury bills -- Auction high" or in another recognized electronic source used for the purpose of displaying such rate, expressed as a bond equivalent rounded to the nearest .00001%, with .000005% rounded upward, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis; or

            (b) if neither of such rates is so displayed or published by 3:00 P.M., New York City time, on the Calculation Date (as specified above) pertaining to the Interest Determination Date specified above, the rate on such Interest Determination Date for the most recent auction of Treasury bills having the Index Maturity shown above, as otherwise announced by the United States Department of the Treasury, expressed as a bond equivalent rounded to the nearest .00001% with .000005% rounded upward on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis; or

            (c) if such rate is not so announced by 3:00 P.M., New York City time, on such Calculation Date, or if no such auction is held in a particular week, the rate on such Interest Determination Date for Treasury bills having the Index Maturity shown above published in H.15(519) under the heading "U.S. Government Securities -- Treasury bills -- Secondary market" (or if not so published in H.15(519), as published under such heading in H.15 Daily Update or in another recognized electronic source used for the purpose of displaying such rate), in each case, expressed as a bond equivalent rounded to the nearest .00001% with .000005% rounded upward on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis; or

            (d) if such rate is not so published by 3:00 P.M., New York City time, on such Calculation Date, the rate calculated by the Calculation Agent to be the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent, for the issue of Treasury bills with a remaining maturity closest to the Index Maturity shown above, expressed as a bond equivalent rounded to the nearest .00001% with .000005% rounded upward on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis;

in each case, as such rate is adjusted by the addition or subtraction of the Spread, if any, specified above, or by multiplication by the Spread Multiplier, if any, specified above; provided, however, that if subparagraph (d) above is applicable and fewer than three dealers are quoting as mentioned in such subparagraph, the interest rate in effect until the Interest Reset Date next succeeding such Interest Reset Date shall be the rate hereon in effect on the Interest Determination Date next preceding such Interest Reset Date.

      Determination of CMT Rate. If the Interest Rate Basis is CMT Rate, as indicated above, the rate of interest hereon shall equal:

            (a) the rate on the Interest Determination Date specified above displayed on the Designated CMT Telerate Page (as defined below) under the caption ". . . Treasury Constant Maturities. . . Federal Reserve Board Release H.15. . . Mondays Approximately 3:45 P.M.," under the column for the Index Maturity shown above for (i) if the Designated CMT Telerate Page is 7051, the rate on such Interest Determination Date, and
      (ii) if the Designated CMT Telerate Page is 7052, the week, or the month, as applicable, ended immediately preceding the week in which the related Interest Determination Date occurs; or

            (b) if such rate is no longer displayed on the relevant page, or if not displayed by 3:00 P.M., New York City time, on the related Calculation Date, such treasury constant maturity rate for the Index Maturity specified above, as published in H.15(519); or

            (c) if such rate is no longer published, or if not published by 3:00 P.M., New York City time, on the related Calculation Date, such treasury constant maturity rate for the Index Maturity (or other United States Treasury rate for the Index Maturity) specified above as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in H.15(519); or

            (d) if such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, the rate calculated by the Calculation Agent to be a yield to maturity, based on the arithmetic mean (rounded to the nearest .00001% with .000005% rounded upwards) of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on the Interest Determination Date, reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Index Maturity and a remaining term to maturity of not less than such Index Maturity minus one year, provided, however, if the Calculation Agent cannot obtain three such Treasury Note quotations, the rate of interest hereon will be the rate calculated by the Calculation Agent to be a yield to maturity based on the arithmetic mean (rounded to the nearest

      .00001% with .000005% rounded upwards) of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on the Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Index Maturity and a remaining term to maturity closest to the Index Maturity and in an amount of at least U.S. $100 million, provided, however, if three or four (and not five) of such Reference Dealers are quoting as described above, then the rate of interest hereon will be based on the arithmetic mean (as calculated by the Calculation Agent and rounded to the nearest .00001% with .000005% rounded upwards) of the offered rates obtained and neither the highest nor the lowest of such quotes will be eliminated;

in each case, as such rate is adjusted by the addition or the subtraction of the Spread, if any, specified above, or by multiplication by the Spread Multiplier, if any, specified above; provided, however, that if subparagraph (d) above is applicable and fewer than three Reference Dealers selected by the Calculation Agent are quoting as mentioned in such subparagraph, the interest rate in effect until the Interest Reset Date next succeeding such Interest Reset Date shall be the rate hereon in effect on the Interest Determination Date next preceding such Interest Reset Date. If two Treasury Notes with an original maturity as described in subparagraph (d) above have remaining terms to maturity equally close to the Index Maturity, the quotes for the CMT Rate Note with the shorter remaining term to maturity will be used.

      "Designated CMT Telerate Page" means the display on Bridge Telerate, Inc. (or any successor service) on the page specified above (or any other page as may replace such page on such service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)) or, if no such page is specified above, page 7052.

      Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified above. In addition, the interest rate hereon shall in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date. At the request of the Holder hereof, the Calculation Agent will provide to the Holder hereof the interest rate hereon then in effect and, if determined, the interest rate which will become effective as of the next Interest Reset Date.

      Unless otherwise indicated above, each interest payment on this Security will include interest accrued from and including the Original Issue Date or the last date to which interest has been paid and to but excluding the applicable Interest Payment Date or the Maturity Date. Accrued interest hereon from the Original Issue Date or from the last date to which interest hereon has been paid, as the case may be, shall be an amount calculated by multiplying the face amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day from the Original Issue Date or from the last date to which interest shall have been paid, as the case may be, to the date for which accrued interest is being calculated. Unless otherwise indicated above, the interest factor (expressed as a decimal rounded to the nearest ten-millionth, with five hundred-millionths rounded upwards) for each such day shall be computed by dividing the interest rate (expressed as a decimal rounded to the nearest ten-millionth, with five hundred-millionths rounded upwards) applicable to such day by 360 if the Interest Rate Basis is the CD Rate, Commercial Paper Rate, Federal Funds Rate, LIBOR or Prime Rate, as indicated above, or by the actual number of days in the year if the Interest Rate Basis is the Treasury Rate or CMT Rate, as indicated above. Notwithstanding the foregoing, interest hereon prior to the date of commencement of Interest Rate Basis (if other than the Original Issue Date) indicated above shall be calculated on the basis of a year of 360 days consisting of twelve 30-day months.

      If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and interest, if any, on the Securities of this series shall terminate.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holders of Securities of this series shall be conclusive and binding upon the Holder of this Security and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

      No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest (if any) on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

      As provided in the Indenture and subject to certain limitations set forth therein and herein, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest (if any) on this Security are payable, duly endorsed by, or accompanied by, a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

      Unless otherwise indicated herein, the Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

      No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security shall be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

      All capitalized terms used but not defined in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

      This Security shall be governed by and construed in accordance with the laws of the State of New York.

      Unless the Certificate of Authentication hereon has been executed by the Trustee or an Authenticating Agent, by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by its duly authorized officers and has caused its corporate seal, or a facsimile thereof, to be affixed hereto.


                                          J.P. MORGAN CHASE & CO.



                                          By:  __________________________
                                          Name:  Dina Dublon
                                          Title: Executive Vice President
                                                   and Chief Financial
                                                   Officer



                  [SEAL]                  Attest: _______________________
                                          Name:       Anthony J. Horan
                                          Title:      Corporate Secretary



AUTHENTICATING AGENT'S CERTIFICATE OF AUTHENTICATION:
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


Bankers Trust Company, as Trustee


By:  The Chase Manhattan Bank
     Authenticating Agent


By:___________________
   Authorized Signer

                                  ABBREVIATIONS


      The following abbreviations, when used in the inscription on this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

            TEN COM--as tenants in common
            TEN ENT--as tenants by the entireties
            JT TEN--as joint tenants with right of survivorship
                      and not as tenants in common

            UNIF GIFT MIN ACT--.............Custodian...........................
                                          (Cust)                    (Minor)

                  under Uniform Gifts to Minors Act

                  .................................
                                     (State)


             Additional abbreviations may also be used though not in
                                 the above list.

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or Other
      Identifying Number of Assignee:

_____________________________

_______________________________________________________________________________

                   PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
                     INCLUDING POSTAL ZIP CODE OF ASSIGNEE:


_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

the within Security and all rights thereunder, hereby irrevocably constituting and appointing ______________________________
______________________________________________________ attorney to transfer said
Security on the books of the Company, with full power of substitution in the premises.

Dated:  ___________________   _________________________
                              _________________________


NOTICE: The signature(s) to this assignment must correspond with the name as written upon the within instrument in every particular, without alteration or enlargement or any change whatever.



SIGNATURE GUARANTEED: ____________________________________________
NOTICE: The signature(s) must be guaranteed by an eligible guarantor institution (e.g., banks, securities brokers or dealers, credit unions, national securities exchanges and savings associations) which is a member of or participant in a signature guarantee program recognized by the Security Registrar pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.